Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS THAT the undersigned, RICHARD W. MIES, hereby constitutes and appoints each of JOHN W. ROWE and WILLIAM A. VON HOENE, JR., jointly and severally, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to the Registration Statement on Form S-4 of Exelon Corporation (File No. 333-155278), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall be effective on March 4, 2009 and shall continue in full force and effect until revoked in writing by the undersigned.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed on this 4th day of March 2009.

/S/ RICHARD W. MIES
Richard W. Mies